                         FORM OF STOCK PURCHASE WARRANT

THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN
ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH
SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE
TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL
SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR
HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY
REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

                                   DATE OF ORIGINAL ISSUANCE: ____________, 2003

NO. ______                   JAMES RIVER GROUP, INC.

     THIS CERTIFIES THAT, for value received, the Holder (as hereafter defined)
is entitled to purchase from the Company up to a total of ____________ shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company at an exercise price equal to $100 per share of Common Stock (as adjusted from time to time as provided in Section 5, the "Exercise Price"), at any time and from time to time from and after the date hereof and through and including
________________ (the "Expiration Date"), and subject to the following terms and conditions:

     1. Exercise Period. This Warrant shall be exercisable in whole or in part, commencing on the date hereof, and shall expire and no longer be exercisable after the Expiration Date.

     2. Method of Exercise; Payment.

          (a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this
Warrant (with the notice of exercise form attached hereto as Attachment A duly executed) at the principal office of the Company, and by the payment to the
Company, by certified cashier's or other check of an amount equal to the aggregate Exercise Price for the number of shares of Common Stock being purchased.

          (b) Net Exercise. In lieu of exercising this Warrant pursuant to
Section 2(a) above, the Holder may elect to receive, without the payment by the
Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of shares of Common Stock of the Company computed using the following formula:

          X = Y (A-B)
              -------
                 A

Where X = the number of shares of Stock to be issued to the Holder pursuant to this net exercise.

      Y = the number of shares in respect of which the net issue election is made.

      A = the fair market value of one share of Common Stock at the time the net issue election is made.

      B = the Exercise Price (as adjusted to the date of the net issuance).

          (c) Fair Market Value. For purposes of Section 2(b), the fair market value of one share of Common Stock as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq
National Market, the value shall be deemed to be the average of the closing prices, as reported by Bloomberg L.P., or the successor to its function of reporting stock prices, of the securities on such exchange over the ten (10) day period ending three (3) days prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable), as reported by Bloomberg L.P., or the successor to its function of reporting stock prices over the ten (10) day period ending three (3) days prior to the net exercise; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

          (d) Stock Certificates. In the event of any exercise of purchase rights represented by this Warrant, certificates for the number of shares of
Common Stock so purchased shall be delivered to the Holder as soon as practicable thereafter, and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the shares with respect to which this
Warrant shall not have been exercised shall also be issued to the Holder within such time.

     3. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the
Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

     4. Stock Fully Paid; Reservation of Shares. All of the Common Stock
issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be duly and validly issued, fully-paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance a sufficient number of shares of its
Common Stock to provide for the exercise of the rights represented by this
Warrant.

     5. Adjustment of Exercise Price and Number of Shares. The Exercise Price
and number of shares of Common Stock issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 5.

          (a) Stock Dividends, Subdivisions and Combinations. If the Company at
any time or from time to time while this Warrant is outstanding (i) pays a stock dividend on its

                                       -2-

Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) effects a subdivision of the outstanding Common Stock or (iii) combines the outstanding shares of Common
Stock, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.
Any adjustment of the Exercise Price under this paragraph (a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (b) Reclassification, Exchange and Substitution. If the Common Stock
shall be changed into the same or a different number of shares of any other class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares, stock dividend, reorganization, merger, consolidation or sale of assets as provided for elsewhere in this Section 5), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such transaction if it had been, immediately prior to such transaction, the holder of the number of shares of Common Stock then issuable upon exercise in full of this Warrant.

          (c) Reorganizations, Mergers, Consolidations or Sales of Assets. If
the Company shall be a party to any transaction, including without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, or a reorganization, reclassification or recapitalization of the capital stock of the Company, but excluding any transaction for which provision for adjustment is otherwise made in this Section 5 (each of the foregoing being referred to as a "Transaction"), in each case, as a result of which shares of Common Stock are converted into the right to receive stock, securities or other property
(including cash or any combination thereof), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Transaction if it had been, immediately prior to such Transaction, the holder of the number of Shares of Common Stock then issuable upon exercise in full of this Warrant (the "Alternate Consideration").
For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common
Stock in such Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of
Common Stock are given any choice as to the securities, cash or property to be received in a Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Transaction. The Company shall not effect any Transaction (other than a consolidation or merger in which the Company is the continuing corporation) unless prior to or simultaneously with the consummation thereof, the successor entity or purchaser shall provide that such successor or surviving entity shall comply with the provisions of this paragraph (c) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Transaction. The provisions of this paragraph (c) shall similarly apply to successive Transactions.

                                       -3-

          (d) Issuances at Less than the Exercise Price. While any portion of this Warrant is outstanding, if the Company issues any shares of Common Stock or issues any rights, warrants, convertible debt or other securities entitling the holders thereof to subscribe for, purchase or acquire shares of Common Stock, at a price per share less than the Exercise Price, then, the Exercise Price shall be immediately and automatically reduced to such lower price. Such adjustment shall be made whenever such Common Stock, rights, warrants, convertible debt or other securities are issued and shall become effective immediately after issuance of such Common Stock, rights, warrants, convertible debt or other securities. Notwithstanding the foregoing (I) if every such right, warrant, convertible debt or other security shall expire or terminate without having been exercised or converted, the Exercise Price shall immediately upon such expiration or termination be recomputed, and effective immediately upon such expiration or termination, be increased to the price which it would have been
(but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of this Section 5 had the adjustment of the Exercise Price made upon the issuance of such rights, warrants or convertible debt or other securities not occurred), and (II) the Exercise Price shall not be adjusted pursuant to this paragraph (d) upon the issuance of shares of Common Stock in any of the following circumstances: (1) upon the conversion of any Preferred Stock, (2) as a dividend on any Preferred Stock, (3) as a dividend on Common Stock, (4) in connection with Board approved transactions, the primary purpose of which is not the raising of capital, at a price per share of not less than 75% of the Series
B Conversion Amount (as defined in the Company's Second Amended and Restated
Certificate of Incorporation), provided, that the aggregate number of shares of
Common Stock so issued in any twelve-month period does not exceed 5% of the
Company's book value (determined by the Board of Directors in accordance with
GAAP) measured as of the end of the Company's quarterly financial period immediately preceding the commencement of such twelve-month period, or (5)
resulting from the grant or exercise of options or other awards under stock option, employee incentive or similar plans approved by the Board of Directors.

          (e) Number of Shares of Common Stock. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) and (d) of this
Section 5, the number of shares of Common Stock that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of shares of Common Stock shall be the same as the aggregate
Exercise Price in effect immediately prior to such adjustment.

          (f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

     6. Notice of Adjustments. Whenever the number of shares of Common Stock purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 5 hereof, the Company shall provide notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of shares of Common Stock which may be purchased and the Exercise Price therefor after giving effect to such adjustment.

                                       -4-

     7. Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its
Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 5 calendar days prior to the applicable record or effective date on which a person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

     8. Fractional Shares. This Warrant may not be exercised for fractional shares. In lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

     9. Restrictions on Transferability of Securities.

          (a) Restrictions on Transferability. This Warrant and the Common Stock
issuable upon the exercise of the purchase rights represented by this Warrant
(collectively the "Securities") shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 9, which conditions are intended to ensure compliance with the provisions of the Act. Each holder of any of the Securities will cause any proposed purchaser, assignee, transferee, or pledgee of the Securities held by such holder to agree to take and hold such
Securities subject to the provisions and upon the conditions specified in this
Section 9.

          (b) Restrictive Legend. Each certificate representing the Securities and any other securities issued in respect of the Securities pursuant to Section
5 shall (unless otherwise permitted by the provisions of Section 9(c) below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED FOR
          INVESTMENT ONLY AND NOT FOR RESALE. THEY HAVE NOT BEEN REGISTERED
          UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES
          LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR
          HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS FIRST REGISTERED UNDER
          SUCH LAWS, UNLESS THE CORPORATION HAS RECEIVED EVIDENCE SATISFACTORY
          TO IT THAT REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED.

                                       -5-

Each holder of Securities and each subsequent transferee (hereinafter collectively referred to as a "Holder") consents to the Company making a notation on its records and giving instructions to any transfer agent of the
Securities in order to implement the restrictions on transfer established in this Section 8.

          (c) Notice of Proposed Transfers. Each Holder of a certificate representing the Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 9(c). Prior to any proposed sale, assignment, transfer or pledge of any Securities (other than (i) a transfer not involving a change in beneficial ownership, (ii) in transactions involving the distribution without consideration of Securities by a Holder to any of its partners, or retired partners, or to the estate of any of its partners or retired partners, (iii) a transfer to an affiliated fund, partnership or company, which is not a competitor of the Company, subject to compliance with applicable securities laws or (iv) transfers in compliance with Rule 144 under the Act, so long as the Company is furnished with satisfactory evidence of compliance with such Rule), unless there is in effect a registration statement under the Act covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such Holder's expense, by either
(i) an opinion of counsel (who shall, and whose opinion shall be, addressed to the Company and reasonably satisfactory to the Company) to the effect that the proposed transfer of the Securities may be effected without registration under the Act or (ii) a "no action" letter from the Securities and Exchange Commission
(the "Commission") to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such
Securities shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by such Holder to the Company. Each certificate evidencing the Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 9(b) above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such Holder and in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provision of the Act.

     10. Holder's Representations and Warranties.

          (a) Purchase Entirely for Own Account. That the Securities are being acquired for investment for the Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities.

          (b) Disclosure of Information. The Holder has requested and believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Warrant. The Holder further represents that it has had an opportunity to ask questions, if any, and receive answers from the
Company regarding the terms and conditions of the offering of the Warrant and of the business as conducted or as proposed to be conducted.

                                       -6-

          (c) Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, and bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Holder also represents it has not been organized for the purpose of acquiring the Securities.

          (d) Regulation D. The Holder is an "Accredited Investor" as that term is defined in Regulation D promulgated under the Act.

     11. No Rights as Stockholders. This Warrant does not entitle the Holder to any additional voting rights or other rights as a stockholder of the Company prior to the exercise of the Warrant.

     12. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, (b)
upon delivery, if delivered by hand, (c) two (2) business days after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one (1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the
Holder's address as provided to the Company, and (ii) if to the Company, at the address of its principal corporate offices (attention: Chief Financial Officer), or at such other address as the Company shall have furnished to the other parties hereto in writing.

     13. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

     14. Attorneys' Fees. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

     15. Headings. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

     16. Governing Law. This Warrant and all actions arising out of or in connection with such Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law provisions.

     17. Assignment. This Warrant and the rights represented by this Warrant may not be transferred, assigned or pledged, in whole or in part, without the prior written consent of the Company, except that a transfer from the Holder to any other entity which controls, is controlled by or is under common control with the Holder, may be effected by delivery by the Holder of a form of transfer attached hereto as Attachment B duly executed at the principal office of the

                                       -7-

Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

     18. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and permitted assigns.

     19. Entire Agreement. This Warrant constitutes the entire agreement among the parties hereto and supersedes in its entirety any prior agreements, whether written or oral, among the parties hereto with respect to the subject matter hereof.

Issued this ___ day of _____________.

                                                    JAMES RIVER GROUP, INC.

                                                    By:
                                                        ------------------------
                                                    Name:
                                                    Title:

                                       -8-